UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 11, 2026

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-37564	36-4794936
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Ste. 900

Duluth, Georgia 30097

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or formed address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 5, 2026, Boxlight Corporation, a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers identified on the signature pages thereto (collectively, the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers an aggregate of 937,500 shares of the Company’s newly designated Series D Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), at a purchase price of $8.00 per share, each share having a stated value of $10.00, reflecting a 20% original issue discount (“OID”). The Preferred Stock is convertible into shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designation (as defined below).

In connection with the foregoing, the Company entered into the following transaction documents, each of which is summarized below:

Securities Purchase Agreement

The Securities Purchase Agreement, dated August 5, 2026, is by and among the Company and the Purchasers, pursuant to which the Company agreed to issue and sell 937,500 shares of Preferred Stock in two tranches: Tranche One, in the amount of $5,500,000 (687,500 shares of Preferred Stock), payable on or before the Closing Date; and Tranche Two, in the amount of $2,000,000 (the “Effectiveness Tranche Amount”) (250,000 shares of Preferred Stock), payable upon effectiveness of the resale registration statement, subject to a 60-calendar-day outside date and to (a) the Company’s obtaining the Required Stockholder Approvals (to permit conversion in excess of 19.99% of outstanding Common Stock, increase authorized Class A Common Stock, authorize a reverse stock split of up to 500:1, and obtain the stockholder approval required under the Company’s outstanding warrant agreement, dated as of December 31, 2021, with WhiteHawk Finance LLC, for the sale or issuance of Class A Common Stock at a price per share below the exercise price then in effect thereunder) and (b) the Company remaining current in its SEC reporting obligations.

The Securities Purchase Agreement contains customary representations and warranties, a most-favored-nation provision with respect to subsequent more-favorable financings, and transfer restrictions on the securities. Net proceeds must be used for general corporate purposes and working capital, and may not be used to repay indebtedness, redeem equity securities, settle litigation, or be used in violation of applicable anti-corruption or economic sanctions laws. The Securities Purchase Agreement is governed by Nevada law and provides for arbitration administered by RapidRuling in New York, New York, with each party waiving its right to a jury trial.

Certificate of Designation for Series D Convertible Preferred Stock

In connection with the closing of the transaction, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada pursuant to NRS 78.1955, establishing up to 937,500 shares of Series D Convertible Preferred Stock. The material terms of the Preferred Stock, as set forth in the Certificate of Designation, include the following:

●	Stated Value and Purchase Price. The Preferred Stock has a stated value and liquidation value of $10.00 per share and was issued at a purchase price of $8.00 per share, reflecting a 20% original issue discount.

●	Ranking. The Preferred Stock ranks senior to the Company’s Class A Common Stock and Class B Common Stock with respect to liquidation distributions.

●	Dividends. The Preferred Stock does not accrue dividends in the ordinary course. Upon the occurrence of a “Dividend Trigger Event” (which includes an Event of Default or the Class A Common Stock trading below the applicable floor price for five consecutive trading days), a cumulative “Default Dividend” at a rate of 20% per annum accrues on the stated value of the outstanding Preferred Stock, payable monthly solely in kind, by adding the accrued amount to, and thereby increasing, the stated value of the Preferred Stock.

●	Liquidation Preference. Upon a liquidation, dissolution, or winding up of the Company, holders of the Preferred Stock are entitled to receive, prior to any distribution to holders of junior securities, an amount equal to the aggregate stated value of the outstanding Preferred Stock ($10.00 per share).

●	Voting. The Preferred Stock is non-voting, except with respect to amendments that would adversely affect the rights of holders of the Series D Preferred Stock.

●	Conversion. The Preferred Stock is convertible at any time after the Initial Issuance Date into shares of Common Stock at a conversion price determined in accordance with the Certificate of Designation, generally based on a discount to recent market prices and subject to an applicable floor price and other limitations set forth therein.

●	Beneficial Ownership Limitation. Conversions are subject to a 4.99% beneficial ownership limitation.

●	Exchange Cap. Absent the Required Stockholder Approvals, conversions are subject to an exchange cap of 19.99% of the outstanding shares of Common Stock as of the Closing Date, in accordance with Nasdaq Listing Rule 5635(d). If conversion shares would equal or exceed 20% of the outstanding Common Stock, the Company must call a special stockholder meeting within 20 days of the Initial Issuance Date (and every 20 days thereafter until approval is obtained) to approve the transactions contemplated by the Securities Purchase Agreement, including the issuance of shares in excess of the Exchange Cap, a reverse stock split of up to 500:1, and an increase in authorized shares.

●	Share Reserve. The Company is required to maintain a share reserve with its transfer agent equal to not less than 300% of the shares of Common Stock issuable upon full conversion of the outstanding Preferred Stock at the applicable floor price.

●	Events of Default. Events of default under the Certificate of Designation include, among other things, delivery failures, missed dividend payments, delisting or trading suspension (for one trading day), failure to remain current in SEC filings, failure to maintain the share reserve or DTC eligibility, loss of an effective resale registration statement, and bankruptcy (with a 30-day cure period for involuntary proceedings). Upon the occurrence of an Event of Default, the stated value of the Preferred Stock automatically increases by a 20% “Default Premium.”

●	Protective Provisions. The Certificate of Designation requires the approval of holders of a majority of the outstanding Series D Preferred Stock for amendments adverse to the rights of the Series D, issuance of additional Series D shares, or Variable Rate Transactions (other than the Equity Purchase Agreement described below).

Registration Rights Agreement

In connection with the Securities Purchase Agreement, the Company and the Purchasers entered into a registration rights agreement, dated August 5, 2026 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file an initial resale registration statement (on Form S-1 or Form S-3, as applicable) covering the “Registrable Securities” (defined as 200% of the shares of Common Stock issuable upon conversion of the Preferred Stock, assuming conversion at the applicable floor price, plus all shares of Common Stock issued or issuable under the Equity Purchase Agreement described below) within 30 calendar days of the Closing Date, and to use its best efforts to have the registration statement declared effective within 60 calendar days of the Closing Date (or such shorter period following SEC staff clearance).

Upon certain registration failures (including untimely filing, failure of the registration statement to become effective, prolonged unavailability of the prospectus, or failure to maintain Rule 144 public information requirements), the Company must pay liquidated damages equal to 5% of the aggregate subscription amount per affected holder, payable at the occurrence of such event and every 30 days thereafter until cured, plus interest at 18% per annum on late payments. The Company bears all registration expenses and has agreed to customary indemnification provisions for both parties. Amendments require the consent of holders of at least 50.1% of the outstanding Registrable Securities. The Registration Rights Agreement is governed by Nevada law, consistent with the Securities Purchase Agreement.

Equity Purchase Agreement (Equity Line of Credit)

Concurrently with the closing of the transaction, the Company entered into an Equity Purchase Agreement, dated August 5, 2026, with certain investor identified on the signature page thereto (the “Investor”), establishing an equity line facility under which the Company may sell to the Investor up to $15,000,000 (the “Maximum Commitment Amount”) of shares of the Company's Class A Common Stock over a 36-month commitment period. Under the Equity Purchase Agreement, the Company may direct the Investor to purchase shares (“Put Shares”) through “Regular Puts” and “Intraday Puts” at a purchase price equal to 95% of the applicable market price, subject to the Maximum Regular Put Amount (the lesser of 100% of the five-day average daily trading volume, 30% of daily trading volume on the put date, or $500,000 divided by the closing price) and the Maximum Intraday Put Amount (4.99% of the outstanding shares of Class A Common Stock on the date of the applicable Intraday Put Notice), in each case as may be waived by the Investor in its sole discretion.

The Equity Purchase Agreement includes the following material terms and conditions:

●	Exchange Cap. The aggregate number of shares of Common Stock issuable under the Equity Purchase Agreement is subject to an exchange cap of 19.99% of the outstanding shares of Common Stock as of the execution date, if and to the extent required under applicable Nasdaq rules and absent applicable stockholder approval. The Company previously received stockholder approval at its prior annual meeting of stockholders with respect to the issuance of shares of Common Stock under the Equity Purchase Agreement in excess of the Exchange Cap.

●	Beneficial Ownership Limitation. The Investor may not acquire shares that would result in the Investor beneficially owning in excess of 4.99% of the outstanding shares of Common Stock (subject to adjustment up to 9.99% upon 61 days’ prior notice by the Investor).

●	Commitment Fee. The Company agreed to pay a commitment fee of $150,000, payable in shares of Common Stock (“Commitment Shares”) (or, at the Investor’s election, in pre-funded warrants exercisable at $0.0001 per share). The commitment fee is fully earned as of the execution date and is issuable at the Closing Date, with a “True-Up” mechanism requiring the issuance of additional shares of Common Stock (“True-Up Commitment Shares”) if the share price declines as of the earlier of Rule 144 eligibility or effectiveness of the resale registration statement.

●	Restrictive Legends; Put Shares. No restrictive legend is required on Put Shares issued under the Equity Purchase Agreement.

●	Standstill. The Company is subject to standstill periods restricting certain issuances around put notices.

●	Termination. The Equity Purchase Agreement terminates automatically at the end of the 36-month commitment period or upon purchase of the full Maximum Commitment Amount. The Investor may terminate upon the occurrence of certain bankruptcy events or a final delisting of the Common Stock.

●	During the term of the Equity Purchase Agreement, the Company may not enter into any other equity line of credit or similar arrangement, or engage in Variable Rate Transactions other than under the Equity Purchase Agreement, without the Investor’s consent.

Irrevocable Transfer Agent Instructions

The Company delivered irrevocable instructions (the “Transfer Agent Instructions”) to VStock Transfer, LLC, directing it to, among other things: (i) issue the Commitment Shares (as defined below) under the Equity Purchase Agreement at closing; (ii) issue True-Up Commitment Shares (as defined below) upon notice from the Investor; (iii) maintain a share reserve of not less than 300% of the shares of Common Stock issuable upon full conversion of the outstanding Preferred Stock (the “Conversion Shares”) and not less than 100% of the maximum shares issuable as Put Shares and Commitment Shares under the Equity Purchase Agreement (the “ELOC Shares”); (iv) issue securities within one trading day of receipt of an issuance notice, without further Company consent; (v) deliver shares electronically via DWAC where legend-removal conditions are met, or otherwise in certificated/legended form; and (vi) remove restrictive legends upon effectiveness of a registration statement, Rule 144 eligibility, or other exempt transfer, subject to customary opinion-of-counsel requirements.

The Transfer Agent Instructions are irrevocable, constitute an inducement to the Purchasers, provide that the Purchasers are express third-party beneficiaries thereof, and are accompanied by the Company’s agreement to indemnify the Transfer Agent.

Lock-Up Agreements

In connection with the Securities Purchase Agreement, the Company’s directors, executive officers, and certain stockholders identified therein entered into Lock-Up Agreements, dated August 5, 2026 (collectively, the “Lock-Up Agreements”), pursuant to which each such person agreed not to offer, sell, contract to sell, pledge, or otherwise transfer or dispose of shares of Common Stock or other securities convertible into or exercisable for Common Stock beneficially owned by such person, for a period of 180 calendar days following the Closing Date, subject to customary exceptions, including transfers as bona fide gifts, to affiliates or family trusts, by operation of law, pursuant to a Rule 10b5-1 trading plan established after the lock-up period, or in connection with a change of control transaction approved by the Company’s board of directors. The Lock-Up Agreements are governed by Nevada law and provide for arbitration administered by RapidRuling in New York, New York.

Form of Pre-Funded Warrant

In connection with the Equity Purchase Agreement, the Company also approved a form of Pre-Funded Warrant to purchase shares of Common Stock (the “Pre-Funded Warrants”), which the Investor may elect to receive in lieu of Commitment Shares (including True-Up Commitment Shares) under the Equity Purchase Agreement. The Pre-Funded Warrants are exercisable at a nominal exercise price of $0.0001 per share, are exercisable at any time until exercised in full (with no fixed expiration date), permit cashless exercise, and are subject to a 4.99% beneficial ownership limitation (which may be increased by the holder up to 9.99% upon 61 calendar days’ prior written notice to the Company). The Pre-Funded Warrants are governed by Nevada law and provide for arbitration administered by RapidRuling in New York, New York.

Placement Agent Agreement

In connection with the Placement, the Company entered into a Placement Agent Agreement, dated August 5, 2026 (the “Placement Agent Agreement”), with RBW Capital Partners LLC and Dawson James Securities, Inc. (collectively, the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent on a “best efforts” basis in connection with the offering of the Preferred Stock. The Placement Agent Agreement does not obligate the Placement Agent to purchase any of the Securities.

As compensation for the Placement Agent’s services, the Company agreed to pay the Placement Agent (i) a cash fee equal to 7.0% of the aggregate gross proceeds received by the Company in the Placement (excluding any gross proceeds received under the Equity Purchase Agreement), and (ii) a cash fee equal to 2.0% of the aggregate gross proceeds received by the Company under the Equity Purchase Agreement as amounts are drawn down thereunder. The Company also agreed to reimburse the Placement Agent for reasonable and accountable out-of-pocket expenses, including the fees and expenses of the Placement Agent’s legal counsel, in an aggregate amount not to exceed $100,000. In addition, the Placement Agent is entitled to compensation with respect to any financing consummated within eighteen (18) months after the closing, expiration, or termination of the Placement Agent Agreement, to the extent such financing is provided by investors introduced by the Placement Agent.

The foregoing descriptions of the Securities Purchase Agreement, Certificate of Designation, Registration Rights Agreement, Transfer Agent Instructions, Equity Purchase Agreement, Lock-Up Agreements, Form of Pre-Funded Warrant, and Placement Agent Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares of Series D Convertible Preferred Stock (and the shares of Class A Common Stock issuable upon conversion thereof), together with the shares of Class A Common Stock issuable under the Equity Purchase Agreement (including Put Shares and Commitment Shares), were offered and sold in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, to accredited investors, without general solicitation or advertising. The aggregate subscription amount for the Preferred Stock is $7,500,000, representing 937,500 shares at a purchase price of $8.00 per share (aggregate stated value of $9,375,000, reflecting a 20% original issue discount). The Company relied on the Purchasers’ representations, including as to their status as “accredited investors” under Rule 501(a) of Regulation D.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 6, 2026, in connection with the closing of the transaction described in Item 1.01 of this Current Report on Form 8-K, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock with the Secretary of State of the State of Nevada, which became effective upon filing. The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Certificate of Designation and the Series D Convertible Preferred Stock is incorporated herein by reference.

Item 8.01 Other Events.

Based on the foregoing transactions, as of the date of the filing of this Current Report on Form 8-K, the Company believes it has stockholders’ equity in excess of the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market pursuant to Listing Rule 5550(b)(1) (the “Equity Rule’). The Company is awaiting Nasdaq’s formal determination that it has evidenced compliance with the Equity Rule and intends to provide an update upon receipt of such determination.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated August 5, 2026, by and among Boxlight Corporation and the Purchasers party thereto.
10.2	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada.
10.3	Registration Rights Agreement, dated August 5, 2026, by and among Boxlight Corporation and the Purchasers party thereto.
10.4	Form of Lock-Up Agreement.
10.5	Form of Irrevocable Transfer Agent Instructions.
10.6	Equity Purchase Agreement, dated August 5, 2026, by and between Boxlight Corporation and the Investor.
10.7	Form of Pre-Funded Warrant to Purchase Class A Common Stock.
10.8	Placement Agent Agreement, dated August 5, 2026, by and among Boxlight Corporation, RBW Capital Partners LLC, and Dawson James Securities, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXLIGHT CORPORATION

Dated: August 11, 2026
	By:	/s/ Ryan Zeek
	Name:	Ryan Zeek
	Title:	Chief Financial Officer